UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                            Current report
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): July 28, 2005

                   PERFORMANCE TECHNOLOGIES, INCORPORATED
           (Exact name of registrant as specified in its charter)

                                Delaware
               (State or other jurisdiction of incorporation)


        0-27460                                         16-1158413
(Commission File Number)                    (I.R.S. Employer Identification No.)


205 Indigo Creek Drive, Rochester, New York                14626
  (Address of principal executive offices)               (Zip Code)


                              (585) 256-0200
                      (Registrant's telephone number,
                            including area code)


                              (Not Applicable)
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 28, 2005, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter and six months ending
June 30, 2005. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on July 28, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                PERFORMANCE TECHNOLOGIES, INCORPORATED


August 1, 2005                 By:/s/   Donald L. Turrell
                               -------------------------------
                                        Donald L. Turrell
                                        President and
                                        Chief Executive Officer


August 1, 2005                 By:/s/   Dorrance W. Lamb
                               ---------------------------------
                                        Dorrance W. Lamb
                                        Chief Financial Officer and
                                        Vice President of Finance

                                                                    Exhibit 99.1


For more information contact:
Dorrance W. Lamb
Chief Financial Officer
Performance Technologies
585-256-0200 ext. 276
http://www.pt.com
finance@pt.com
--------------

            Performance Technologies Announces Second Quarter 2005
                               Financial Results

        "Company reports $.02 earnings per share for the latest period"

ROCHESTER, NY - July 28, 2005 -- Performance Technologies, Inc. (Nasdaq NM:
PTIX), a leading developer of platforms, components, software and services for the communications, military and commercial markets today announced its financial results for the second quarter 2005.

Revenue in the second quarter 2005 amounted to $10.8 million, compared to $13.3 million in the corresponding quarter a year earlier. Revenue for the six months ended June 30, 2005 amounted to $24.0 million, compared to $28.8 million during the respective period in 2004.

GAAP Information

Net income for the second quarter 2005 amounted to $.2 million, or $.02 per diluted share including restructuring charges amounting to $.1 million, or $.00 per diluted share related to cost improvement efforts, based on 13.0 million shares outstanding. Net income for the second quarter 2004 amounted to $1.0 million, or $.08 per diluted share based on 13.4 million shares outstanding.

Net income for the six months ended June 30, 2005 amounted to $1.3 million, or $.10 per diluted share including restructuring charges related to cost improvement efforts amounting to $.2 million, or $.01 per diluted share, based on 13.1 million shares outstanding. Net income for the six months ended June 30, 2004 amounted to $2.6 million, or $.19 per diluted share based on 13.5 million shares outstanding.

Non-GAAP Information

Management believes that the Company's results excluding non-recurring items ("Non-GAAP") provide another measure of its operations as non-recurring items result from facts and circumstances that vary in frequency, amounts and cause.

There were no differences between GAAP and Non-GAAP net income and diluted earnings per share for the second quarters of 2005 and 2004, and for the six months ended June 30, 2005.

Non-GAAP net income for the six months ended June 30, 2004 amounted to $2.8 million, or $.21 per diluted share excluding in-process research and development costs, based on 13.5 million shares outstanding. During the first quarter 2004, the Company completed the purchase of Mapletree Networks and recorded in-process research and development costs associated with this acquisition in the amount of $.2 million, or $.02 per diluted share.

Cash, cash equivalents and investments amounted to $29.4 million and $25.6 million at June 30, 2005 and December 31, 2004, respectively, and the Company had no long-term debt at either date.

The following contains forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934 and is subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Company is a leading developer of platforms, components, software and services for the embedded systems market. This marketplace is comprised of several sectors, with telecommunications being the largest. The Company's products are sold individually or can be mixed and matched to construct highly integrated, packet-based platforms for the embedded systems marketplace. When sold as integrated platforms (Advanced Managed Platforms) these products offer customers distinct cost advantages, increase overall system reliability and performance, and improve time-to-market for their products. Advanced Managed Platforms are applicable to the broader embedded systems market, not just telecommunications. Since its introduction in 2003, this product line has realized more than 30 new design wins of varying sizes. Only a small number of these design wins have reached production levels.

Over the past two quarters, the Company has announced and released several new products. Those products include: the new AdvancedTCA (ATCA) Advanced Managed Platform offering, a variety of media and packet-processing slot components including a quad-processor and media gateway blade, and new additions to the Signaling product family, including several Signaling Gateway and IP-STP advancements. Management believes that these new products build upon the Company's platform and software strategy, and provide high growth prospects for future revenue.

The telecommunications market is dependent upon carrier spending to upgrade network infrastructure to next-generation equipment. As the Company entered 2005, there were announcements by major domestic wireless carriers for new spending programs directed at upgrading networks to the third generation (3G) of mobile network capabilities. During the second quarter 2005, actual shipments by the Company to the telecommunications equipment providers for this equipment were less than forecasted volumes. Three customers accounted for the greater part of the revenue shortfall. Forward-looking visibility of customers' orders continues to be very limited.

Operating expenses for the second quarter 2005 were lower than the first quarter 2005 and reflect continuing progress of the Company's centralization and streamlining plan announced in October 2004. See the detailed progress on this plan below.

"We are very disappointed with the lower than anticipated earnings and revenue in the second quarter," said Donald Turrell, president and chief executive officer. "Despite weakness in a number of end markets for our products during the quarter, shipments of Advanced Managed Platforms accelerated during this period and we expect to see increased shipment volumes as more customers move their new products into production. Furthermore, we expect that ongoing competitive pressures on the North American wireless carriers will result in deployment of the previously announced network and data service upgrades during the later part of 2005 and into 2006. The Company's financial performance is expected to improve as the pace of these deployments increases."

In October 2004, management began formulating a plan to reduce annualized expenses by approximately $2.0 million with a primary focus on centralizing its multi-location operations and streamlining the organization. During the fourth quarter 2004, the Company completed integration of the Voice Technology Group
(VTG) sales, marketing and administrative functions into its corporate operations. During the first quarter 2005, the Company completed integration of the accounting functions for VTG and the Computing Products Group into corporate accounting in Rochester, New York. During the second quarter 2005, transition of manufacturing operations for the VTG products was completed and substantial progress was realized in transitioning the manufacturing of the Computing Products to Rochester. This centralization plan is expected to be completed in September 2005. Most of the expected expense reductions associated with this program were realized by the end of the second quarter. During the second quarter 2005, the Company incurred a charge of $.1 million related to these restructuring efforts. Additional charges related to restructuring actions are expected in the range of $.05 million to $.15 million during the remainder of 2005. While the Company continues to pursue its centralization plan, some part of these savings will be reinvested to stimulate future growth.

During the first quarter 2005, the Company announced that its current president and chief executive officer, Donald Turrell, will leave the Company's executive management at the end of 2005. The Succession Committee of the Board of Directors has retained an executive search firm to assist in the process of identifying qualified individuals for this position and candidates are being interviewed. Mr. Turrell will maintain active involvement throughout the transition of the Company's change in leadership and expects to remain as a board member thereafter.

In July 2005, the Board of Directors authorized the Company to repurchase shares of its common stock for an aggregate purchase price not to exceed $10 million. Under this new program, Performance Technologies shares may be repurchased through open market or private transactions, including block purchases, over the next twelve months. Repurchased shares will be used for the Company's stock option plan, potential acquisition initiatives and general corporate purposes.


Guidance

The Company's integrated platforms, components, software solutions and services are incorporated into current and next-generation embedded systems infrastructure. Traditionally, design wins have been an important metric for management to judge the Company's product acceptance in its marketplace. Design wins, if implemented, reach production volumes at varying rates, generally beginning twelve to eighteen months after the design win occurs. A variety of risks such as schedule delays, cancellations, changes in customer markets and economic conditions can adversely affect a design win before production is reached, or during deployment. In addition, during weak or uncertain economic periods, the visibility for customer orders is limited which frequently causes delays in the placement of orders. These factors often result in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Unfortunately, forward-looking visibility on customer orders continues to be very limited. During the second quarter 2005, the Company realized six design wins for its Advanced Managed Platforms, IPnexus(TM) and SEGway(TM) product families. Each is expected to generate greater than $.5 million of annualized revenue when reaching production volumes.

Management expects diluted earnings per share in the third quarter to be in the range of $.04 to $.07, before any restructuring charges. Based upon the current business mix, the current backlog and review of sales forecasts, revenue is forecasted to be in the range of $11.5 million to $12.5 million in the third quarter 2005. Gross margin is expected to be approximately 45.5% to 47.5% and the effective income tax rate for the third quarter is expected to be 29%.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's Annual and Quarterly Reports, on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.


About Performance Technologies

Performance Technologies (Nasdaq NM: PTIX) develops platforms, components and software solutions for the world's evolving communications infrastructure. Our broad customer base includes companies in the communications, military and commercial markets. Serving the industry for more than 20 years, our complete line of packet-based products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California; Norwood, Massachusetts and Ottawa, Canada. For more information, visit www.pt.com.


Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, potential delays associated with the purchase and implementation of an advanced planning and scheduling system, and potential impairments of investments. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2004, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.


A conference call will be held on Friday, July 29, 2005 at 10:00 a.m. eastern time to discuss the Company's financial performance for the second quarter 2005. All institutional investors can participate in the conference by dialing (877) 323-2011. The conference call will be available simultaneously for all other investors at (800) 772-8997. A digital recording of the call may be accessed one hour after the completion of the conference from July 29 through August 2, 2005. Participants should dial (888) 509-0081, or for international or local participants, dial (416) 695-5275. A live Webcast of the conference call will be available on the Performance Technologies Web site at www.pt.com and will be archived to the site within two hours after the completion of the call.

           PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS


                                  ASSETS


                                      June 30,                December 31,
                                        2005                       2004
                              -----------------------    -----------------------
                                    (unaudited)

Current assets:
  Cash and cash equivalents         $10,829,000                $10,361,000
  Investments                        18,600,000                 15,250,000
  Accounts receivable                 8,505,000                 10,185,000
  Inventories                         6,336,000                  6,573,000
  Prepaid income taxes                  640,000                    771,000
  Prepaid expenses and other
    assets                              416,000                    801,000
  Deferred taxes                      3,092,000                  3,088,000
                              -----------------------    -----------------------
     Total current assets            48,418,000                 47,029,000

Property, equipment and
    improvements                      1,940,000                  2,186,000
Software development costs            4,057,000                  3,653,000
Goodwill                              4,143,000                  4,143,000
                              -----------------------    -----------------------
     Total assets                   $58,558,000                $57,011,000
                              =======================    =======================





                     LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
  Accounts payable                  $ 1,219,000                $ 1,476,000
  Accrued expenses                    3,746,000                  3,916,000
                              -----------------------    -----------------------
     Total current liabilities        4,965,000                  5,392,000

Deferred taxes                        1,412,000                  1,198,000
                              -----------------------    -----------------------
     Total liabilities                6,377,000                  6,590,000
                              -----------------------    -----------------------

Stockholders' equity:
  Preferred stock
  Common stock                          133,000                    133,000
  Additional paid-in capital         13,631,000                 13,476,000
  Retained earnings                  42,328,000                 41,978,000
  Treasury stock                     (3,911,000)                (5,188,000)
  Accumulated other
      comprehensive income                                          22,000
                              -----------------------    -----------------------
     Total stockholders' equity      52,181,000                 50,421,000
                              -----------------------    -----------------------
     Total liabilities and
      stockholders' equity          $58,558,000                $57,011,000
                              =======================    =======================

             PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (unaudited)



                              Three Months Ended          Six Months Ended
                                    June 30,                  June 30,
                               2005         2004         2005         2004
                           ------------ ------------ ------------ ------------

Sales                      $10,802,000  $13,273,000  $23,959,000  $28,839,000
Cost of goods sold           5,916,000    6,653,000   12,378,000   14,241,000
                           ------------ ------------ ------------ ------------
Gross profit                 4,886,000    6,620,000   11,581,000   14,598,000
                           ------------ ------------ ------------ ------------

Operating expenses:
  Selling and marketing      1,369,000    1,572,000    2,846,000    3,200,000
  Research and development   2,327,000    2,621,000    4,872,000    5,212,000
  General and administrative 1,094,000    1,199,000    2,527,000    2,542,000
  Restructuring charges        139,000                   196,000
  In-process research and
    development                                                       218,000
                           ------------ ------------ ------------ ------------
  Total operating expenses   4,929,000    5,392,000   10,441,000   11,172,000
                           ------------ ------------ ------------ ------------
Income (loss)from operations   (43,000)   1,228,000    1,140,000    3,426,000

Other income, net              330,000      151,000      625,000      289,000
                           ------------ ------------ ------------ ------------
Income before income taxes
    and equity in income of
    unconsolidated company     287,000    1,379,000    1,765,000    3,715,000

Income tax provision            83,000      428,000      512,000    1,219,000
                           ------------ ------------ ------------ ------------
Income before equity in
    income of unconsolidated
    company                    204,000      951,000    1,253,000    2,496,000

Equity in income of
    unconsolidated company                   80,000                    92,000

                           ------------ ------------ ------------ ------------
  Net income               $   204,000  $ 1,031,000  $ 1,253,000  $ 2,588,000
                           ============ ============ ============ ============


Basic earnings per share   $       .02  $       .08  $       .10  $       .20
                           ============ ============ ============ ============
Weighted average common
    shares                  12,863,000   12,742,000   12,836,000   12,674,000
                           ============ ============ ============ ============

Diluted earnings per share $       .02  $       .08  $       .10  $       .19
                           ============ ============ ============ ============

Weighted average common and
    common equivalent
    shares                  13,044,000   13,422,000   13,130,000   13,529,000
                           ============ ============ ============ ============